Exhibit 99.1

nLIGHT, Inc. Announces Third Quarter 2022 Results
Revenues of $60.1 million and gross margin of 22.4% for the third quarter of 2022

CAMAS, Wash., November 3, 2022 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the third quarter of 2022.

“Our third quarter results reflect the continued transformation of our business. Ninety one percent of our revenue was from customers outside of China and we delivered a strong quarter in Microfabrication and Industrial,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “Operationally, we continued to ramp our automated manufacturing capabilities in the United States and we introduced several new products that enhance our long-term growth opportunities in each of our end-markets. We also made important progress in several of our key development programs and continued to increase our engagement with Directed Energy customers.”

Mr. Keeney continued, “While we are projecting near-term growth from many of our strategic customers, we are navigating a weaker demand environment, which we believe will persist for the next several quarters. We believe that softening demand is a response to changes in the near-term global business environment and not a fundamental shift in the markets or customers we serve. Our long-term growth opportunities remain intact and aligned with our strategy to focus on both the Industrial and Aerospace and Defense markets.”

Third Quarter 2022 Financial Highlights

	Three Months Ended September 30,
(In thousands, except percentages)	2022	2021	% Change
Revenues	$60,093	$72,235	(16.8)%
Gross margin	22.4%	29.6%
Loss from operations	$(12,981)	$(6,759)	(92.1)%
Operating margin	(21.6)%	(9.4)%
Net loss	$(12,955)	$(6,880)	(88.3)%
Adjusted EBITDA(1)	$(1,402)	$7,212	(119.4)%
Adjusted EBITDA, as percentage of revenues	(2.3)%	10.0%
(1)( (1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.

Revenues of $60.1 million for the third quarter of 2022 were down 16.8% compared to $72.2 million for the third quarter of 2021. Gross margin was 22.4% for the third quarter of 2022 compared to 29.6% for the third quarter of 2021. GAAP net loss for the third quarter of 2022 was $13.0 million, or net loss of $0.29 per diluted share, compared to net loss of $6.9 million, or net loss of $0.16 per diluted share, for the third quarter of 2021. Non-GAAP net loss for the third quarter of 2022 was $5.1 million, or non-GAAP net loss of $0.11 per diluted share, compared to non-GAAP net income of $3.9 million, or non-GAAP net income of $0.08 per diluted share, for the third quarter of 2021. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook
For the fourth quarter of 2022, nLIGHT expects revenues to be in the range of $53 million to $59 million, gross margin to be in the range of 20% to 23%, and Adjusted EBITDA to be in the range of $(4) million to $(1) million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, November 3, 2022

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Third Quarter 2022 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income and non-GAAP net income per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP loss to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, near-term and long-term growth opportunities, and near-term weakness in demand environment, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; disruptions, such as the COVID-19 pandemic, and their effect on our business, financial condition, or results of operations; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Products	$48,042	$54,393	$147,283	$155,289
Development	12,051	17,842	38,096	47,404
Total revenue	60,093	72,235	185,379	202,693
Cost of revenue:
Products	35,350	34,193	104,801	98,828
Development	11,267	16,647	35,540	44,500
Total cost of revenue(1)	46,617	50,840	140,341	143,328
Gross profit	13,476	21,395	45,038	59,365
Operating expenses:
Research and development(1)	12,716	14,838	40,215	40,830
Sales, general, and administrative(1)	13,741	13,316	36,430	40,087
Total operating expenses	26,457	28,154	76,645	80,917
Loss from operations	(12,981)	(6,759)	(31,607)	(21,552)
Other income (expense):
Interest income (expense), net	167	(20)	238	(126)
Other income (loss), net	(31)	102	(108)	246
Loss before income taxes	(12,845)	(6,677)	(31,477)	(21,432)
Income tax expense (benefit)	110	203	443	(513)
Net loss	$(12,955)	$(6,880)	$(31,920)	$(20,919)
Net loss per share, basic and diluted	$(0.29)	$(0.16)	$(0.72)	$(0.50)
Shares used in per share calculations:
Basic and diluted	44,786	42,884	44,289	41,759

(1)Includes stock-based compensation as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenues	$712	$740	$2,105	$1,780
Research and development	3,169	3,782	9,408	10,408
Sales, general, and administrative	3,614	5,550	9,215	17,544
	$7,495	$10,072	$20,728	$29,732

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$62,184	$146,534
Marketable Securities	50,190	—
Accounts receivable, net of allowances of $287 and $303	43,803	41,574
Inventory	80,660	73,746
Prepaid expenses and other current assets	14,138	15,350
Total current assets	250,975	277,204
Restricted cash	251	250
Lease right-of-use assets	14,472	17,048
Property and equipment, net	63,232	56,101
Intangible assets, net	4,676	6,698
Goodwill	12,313	12,420
Other assets, net	2,634	3,897
Total assets	$348,553	$373,618

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,755	$26,347
Accrued liabilities	14,548	14,730
Deferred revenue	1,736	1,629
Lease liabilities	2,697	3,066
Total current liabilities	38,736	45,772
Non-current income taxes payable	6,527	7,149
Long-term lease liabilities	13,515	14,612
Other long-term liabilities	3,937	3,952
Total liabilities	62,715	71,485
Stockholders' equity:
Common stock - $0.0001 par value; 190,000 shares authorized, 45,303 and 44,248 shares issued and outstanding at September 30, 2022, and December 31, 2021, respectively	16	15
Additional paid-in capital	489,867	470,760
Accumulated other comprehensive loss	(4,070)	(587)
Accumulated deficit	(199,975)	(168,055)
Total stockholders’ equity	285,838	302,133
Total liabilities and stockholders’ equity	$348,553	$373,618

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(31,920)	$(20,919)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	8,135	6,670
Amortization	3,492	4,641
Reduction in carrying amount of right-of-use assets	2,369	2,435
Provision for (recoveries of) losses on accounts receivable	2	(70)
Stock-based compensation	20,728	29,732
Deferred income taxes	(1)	(11)
Loss on disposal of assets	—	3
Unrealized gain on available-for-sale securities	(190)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(3,431)	(4,580)
Inventory	(8,761)	(16,169)
Prepaid expenses and other current assets	1,091	(5,542)
Other assets	(308)	(437)
Accounts payable	(5,792)	9,699
Accrued and other long-term liabilities	1,219	907
Deferred revenues	142	(925)
Lease liabilities	(1,241)	(2,156)
Non-current income taxes payable	(86)	(591)
Net cash provided by (used in) operating activities	(14,552)	2,687
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(664)	(291)
Purchases of property, plant and equipment	(16,442)	(13,636)
Capitalization of patents	(359)	(303)
Purchase of marketable securities	(50,000)	—
Net cash used in investing activities	(67,465)	(14,230)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	—	82,354
Principal payments on debt and financing leases	—	(428)
Payment of contingent consideration related to acquisition	—	(326)
Proceeds from employee stock plan purchases	1,201	750
Proceeds from stock option exercises	1,146	975
Tax payments related to stock award issuances	(3,967)	(8,265)
Net cash provided by (used in) financing activities	(1,620)	75,060
Effect of exchange rate changes on cash	(712)	(256)
Net increase (decrease) in cash, cash equivalents and restricted cash	(84,349)	63,261
Cash, cash equivalents and restricted cash, beginning of period	146,784	102,573
Cash, cash equivalents and restricted cash, end of period	$62,435	$165,834
Supplemental disclosures:
Cash paid for interest, net	$—	$116
Cash paid for income taxes	250	434
Operating cash outflows from operating leases	2,828	2,555
Right-of-use assets obtained in exchange for lease liabilities	2,242	7,348
Accrued purchases of property, equipment and patents	2,468	2,287

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(12,955)	$(6,880)	$(31,920)	$(20,919)
Income tax expense (benefit)	110	203	443	(513)
Other (income) expense, net	31	(102)	108	(246)
Interest (income) expense, net	(167)	20	(238)	126
Depreciation and amortization	4,084	3,899	11,627	11,311
Stock-based compensation	7,495	10,072	20,728	29,732
Adjusted EBITDA	$(1,402)	$7,212	$748	$19,491

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(12,955)	$(6,880)	$(31,920)	$(20,919)
Add back:
Stock-based compensation(1)	7,495	10,072	20,728	29,732
Amortization of purchased intangibles(1)	360	718	1,239	2,153
Non-GAAP net income (loss)	$(5,100)	$3,910	$(9,953)	$10,966

GAAP weighted average shares outstanding	44,786	42,884	44,289	41,759
Participating securities	—	774	—	681
Non-GAAP weighted average number of shares, basic	44,786	43,658	44,289	42,440
Dilutive effect of common stock equivalents	—	3,986	—	4,510
Non-GAAP weighted average number of shares, diluted	44,786	47,644	44,289	46,950

Non-GAAP net income (loss) per share, basic	$(0.11)	$0.09	$(0.22)	$0.26
Non-GAAP net income (loss) per share, diluted	$(0.11)	$0.08	$(0.22)	$0.23
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.